                                                                     Exhibit 4.1


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS WARRANT NOR SUCH SHARES MAY BE TRANSFERRED UNLESS THE WARRANT OR SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

                          DATAWARE TECHNOLOGIES, INC.

                         COMMON STOCK PURCHASE WARRANT
                                ( # SHARES)
                                 ---

Dataware Technologies, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Advest, Inc. ("Advest") or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and before 5:00 P.M., Boston time, on the fifth anniversary of the date of initial issuance of this Warrant (the "Termination Date"), up to # fully paid and nonassessable shares of
                                ---
common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price per share of $4.50 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Company" shall include Dataware Technologies, Inc. and any corporation that shall succeed or assume the obligations of the Company hereunder.

(b) The terms "Warrant" or "Warrants" mean this Warrant and any other warrant or warrants issued in exchange or substitution for, or upon partial exercise of, this Warrant.

1.   EXERCISE OF WARRANT.  Subject to Section 10, this Warrant may be exercised
     -------------------
in full or in part by the holder hereof by surrender of this Warrant to the Company at its principal office, with the subscription form at the end hereof duly executed by such holder, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate Purchase Price for the number of shares of Common Stock designated by the holder in the subscription form. On any partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon compliance with Sections 10 and 11 and payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which this Warrant may still be exercised.

2.   DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable
     -------------------------------------------------
after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon compliance with Sections 10 and 11 and payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise.

3.   NOTICE OF RECORD DATE.  In case the Company shall take a record of the
     ---------------------
holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, then and in each such case the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right. Such notice shall be mailed at least ten (10) days before the record date or effective date for the event specified in such notice.

4.    ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.
      ----------------------------------------------------------

4.1. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be (but not later than the Termination Date), shall receive, in lieu of the Common Stock issuable on exercise before such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5.

4.2. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrants, to be held by such trustee and any successor trustee until the Termination Date or earlier exercise hereof.

4.3. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect until the Termination Date and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

5.   ADJUSTMENT UPON EXTRAORDINARY EVENTS.  In the event that the Company shall
     ------------------------------------
(i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price. Upon any such adjustment, the holder of this Warrant shall thereafter, upon the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock issuable upon exercise hereof immediately before such adjustment by a fraction, the numerator of which is the Purchase Price that was in effect immediately before such adjustment, and the denominator of which is the Purchase Price in effect on the date of such exercise.

6.   NOTIFICATION AS TO ADJUSTMENTS.  In each case of any adjustment or
     ------------------------------
readjustment in the Purchase Price and shares of Common Stock issuable on the exercise of the Warrants, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at his or its address registered on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increased or decreased, if any, number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7.   RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS.  The Company
     ------------------------------------------------------------
will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

8.   EXCHANGE OF WARRANTS.  On surrender for exchange of any Warrant, properly
     --------------------
endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name ofsuch holder or as such holder (upon compliance with Sections 10 and 11 and payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.   REPLACEMENT OF WARRANTS.  On receipt of evidence reasonably satisfactory to
     -----------------------
the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company in its sole discretion or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.   COMPLIANCE WITH SECURITIES LAWS.  This Warrant has been issued in reliance
      -------------------------------
on the representations and agreements set forth herein and may be exercised, transferred or exchanged only in compliance with the Act. This Warrant may only be exercised by, and Common Stock issued to, a person who provides the Company with confirmation that such person is not acquiring such Common Stock with a view to any offering or distribution thereof in violation of applicable securities laws. Any holder by accepting this Warrant represents to the Company that the Warrant is acquired without a view to any offering or distribution in violation of applicable securities laws. Each holder of this Warrant agrees that he or it will not offer, sell or otherwise dispose of this Warrant or the shares of Common Stock issuable upon exercise thereof except in circumstances that will not result in a violation of the Act or any applicable laws relating to the sale of securities, and such holder agrees to provide the Company with such documentation as the Company shall deem necessary to demonstrate that such offer, sale or disposition will comply with applicable securities laws. This provision shall similarly apply to subsequent transferees of this Warrant.

11.   TRANSFERS. This Warrant is issued upon the following terms, to all of
      ---------
which each holder or owner hereof by acceptance hereof consents and agrees.

11.1. This Warrant may not be transferred or subdivided into warrants to purchase fewer than 1,000 shares of Common Stock (as adjusted from time to time pursuant to Section 5).

11.2. Subject to Section 10, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

11.3. Subject to Section 10, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby.

11.4. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.   REGISTRATION OF THE SHARES.
      --------------------------

12.1. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

(i) promptly give to the holder hereof ("Holder") written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities law); and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all shares of Common Stock issued upon exercise of this Warrant (the "Registrable Shares") and specified in a written request or requests, made by Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, subject to any limitations on the number of shares as set forth below.

If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as part of the written notice given pursuant to clause (i) above. In such event, the right of Holder to registration pursuant to this Section 12.1 shall be conditioned upon Holder's participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein.

Notwithstanding any other provision of this Section 12.1, the Company shall not be obligated to keep any such registration statement in effect beyond the earlier of the date on which all other shares covered thereby are sold or the date on which the Company is no longer obligated by agreement with the party who initiated the registration to maintain such effectiveness.

12.2. At any time after the Company becomes eligible to file a registration statement on Form S-3, a Holder or Holders may request the Company, in writing, to effect a registration on Form S-3 of Registrable Shares having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $100,000. Upon receipt of any such request, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) subject to the provisions of this Section 12.2, use its best efforts to effect such a registration as soon as practicable and in any event to file within thirty (30) days of the receipt of such request a registration statement under the Act covering all Registrable Shares that the Holders request in writing (within ten (10) days of receipt of such notice given by the Company) to be registered and to use its best efforts to have such registration statement become effective.

The Company shall not be obligated to effect any such registration pursuant to this Section 12.2 if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that the Company has fixed plans to engage within thirty (30) days of the date of the request in a registered public offering as to which Holders may include Registrable Shares pursuant to Section 12.1 hereof or that, in the good faith judgment of the Board of Directors of the Company, it would bedetrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 12.2; provided, that the Company shall not utilize this right more than once in any twelve-month period.

The Company shall not be obligated to effect more than one registration pursuant to this Section 12.2 with respect to all shares issued upon exercise of this Warrant (as it may be subdivided from time to time pursuant to Section 11 hereof); provided that the Company shall effect one additional registration pursuant to this Section if the Holders requesting such registration agree to pay the registration expenses described in Section hereof in connection therewith.

12.3. Whenever required under Section 12.1 or 12.2 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 for the sale of the Registrable Shares by Holder from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately- negotiated transactions;

(b) use its best efforts, subject to receipt of necessary information from Holder, to cause such registration statement to become effective;

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all the Registrable Shares have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), or any other rule of similar effect, the Registrable Shares held by non-affiliates of the Company are no longer required to be registered for the sale thereof by Holder;

(d) furnish to Holder with respect to the Registrable Shares registered under such registration statement (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Holder; and

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by Holder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

provided, however, that the Company shall be under no obligation to complete any offering of securities it proposes to make and shall incur no liability to any Holder for its failure to do so.

12.4. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 12 with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Company such information regarding him or itself, the Registrable Shares held by him or it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Shares.

(b) If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers or sales of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers and sales of the Registrable Shares.

12.5. The Company shall bear and pay all expenses, other than underwriting discounts and commissions or other selling expenses of any Holder, incurred in connection with any registration, filing orqualification pursuant to this
Section 12, including without limitation all registration, filing, and qualification fees, printing costs, accounting fees and fees and disbursements of counsel for the Company; provided, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
12.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Shares to be registered (other than as a result of a material adverse change in the prospects, business or condition of the Company that was unknown to the Holders of a majority of the Registrable Shares at the time of their request), in which case all Holders requesting such withdrawal shall bear such expenses.

12.6.   The following provisions shall apply to any registration described in
Section 12.1 or 12.2 above that is a registered public offering involving an underwriting:

(a) All stockholders proposing to distribute their shares of Common Stock through such underwriting shall (together with the Company, directors and officers and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company;

(b) Notwithstanding any other provision of this Section 12, if the underwriter determines that marketing factors require a limitation on the number of shares of Common Stock to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the shares of Common Stock which would otherwise be underwritten pursuant hereto. The Company shall so advise Holder and the number of Registrable Shares that are entitled to be included in the registration and underwriting shall be allowed among Holder, directors and officers and other stockholders distributing securities through such underwriting in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement, subject in the case of a registration described in
Section 12.1, to any superior rights of any holder of demand registration rights.

If Holder or any officer, director or other stockholder distributing securities through such underwriting disapproves of the terms of any such underwriting, he or it may elect to withdraw therefrom by written notice to the Company and the underwriter. Anysecurities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

12.7.   For the purpose of this Section 12.7:

(a) the term "Selling Shareholder" shall mean Holder and any officer, director, employee, agent, affiliate or person deemed to be in control of Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended;

(b) the term "Registration Statement" shall mean the registration statement referred to in Section 12.1 or 12.2 and any final prospectus, exhibit, supplement or amendment included therein or relating thereto; and

(c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state in the Registration Statement, a material fact required to be stated herein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreementscontained in Section hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

The Selling Shareholder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section hereof, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Selling Shareholder specifically for use in preparation of the Registration Statement, and the

Selling Shareholder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that the liability and obligations of each Selling Shareholder hereunder shall be several and not joint and shall be limited to the net proceeds received by such Selling Shareholder upon the sale of such Selling Shareholder's Registrable Shares.

Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 12.7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall, at its expense, be entitled to participate therein, and, to the extent it shall wish, to assume at its expense the defense thereof, with counsel reasonably satisfactory to such indemnified person. No indemnifying party, in the defense or settlement of any such claim or litigation shall, except with the consent of eachindemnified party, consent to entry of any judgment or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that the indemnified party may participate in such defense at its expense, and provided further that, if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with the Company or among themselves.

If the indemnification provided for in this Section 12.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the events giving rise to the claim that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that the liability of any Selling Shareholder in respect of any such contribution obligation shall not exceed the amount of the proceeds to such SellingShareholder, net of selling discounts and commissions, from the disposition of the Registrable Shares pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into by any Selling Shareholder in connection with an underwritten public offering of Registrable Shares conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the obligations of the Selling Shareholders to the underwriters thereunder.

The obligations of the Company and the Selling Shareholders under this Section
12.7 shall survive the completion of any offering of Registrable Shares in a registration statement hereunder or otherwise.

13.   NO RIGHTS AS A STOCKHOLDER. Until the exercise of this Warrant, the holder
      --------------------------
hereof shall have only the rights provided herein and shall not by virtue hereof have or exercise any voting or other rights as a stockholder of the Company.

14.   NOTICES, ETC. All notices and other communications from the Company to the
      ------------
holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

15.   MISCELLANEOUS. This Warrant and any term hereof may be changed, waived,
      -------------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of anyprovision hereof shall in no way affect the validity or enforceability of any other provision.


Dated as of [Date]

DATAWARE TECHNOLOGIES, INC.



By:
   ----------------------
   Kurt Mueller
   Chairman and CEO


                  Schedule of Warrants Issued to Advest, Inc.


   Date Issued                  No. of Shares Covered By Warrant
   -----------                  --------------------------------
November 21, 1996                    30,000
April 14, 1997                       20,000

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO DATAWARE TECHNOLOGIES, INC.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Dataware Technologies, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________________________________________________, whose address is ________________________________________________________________________.

     The undersigned confirms that he or it is not acquiring such Common Stock with a view to any offering or distribution thereof in violation of applicable securities laws.

Dated: _______________


                             .................................................
                              (Signature must conform to the name of holder as specified on the face of the Warrant)


                              ..................................................
                                                 (Address)

                              ____________________

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________________ the right represented by the within Warrant to purchase ______________________ [not less than 1,000 shares without the Company's prior written consent] shares of Common Stock of Dataware Technologies, Inc. to which the within Warrant relates, and appoints ___________________________________ attorney to transfer such right on the books of Dataware Technologies, Inc. with full power of substitution in the premises.


Dated: _______________
                             .................................................
                              (Signature must conform to name of the holder as specified on the face of the Warrant)

Signed in the presence of:


 .............................          .................................
                                                 (Address)

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